Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders

AllianceBernstein Growth Fund

AllianceBernstein Large Cap Growth Fund, Inc.

AllianceBernstein Mid-Cap Growth Fund, Inc.(name change effective November 3, 2008 to AllianceBernstein Small/Mid Cap Growth Fund, Inc.)


We consent to the use of our reports, incorporated herein by reference, dated September 25, 2008, for AllianceBernstein Growth Fund, AllianceBernstein
Large Cap Growth Fund, Inc. and AllianceBernstein Mid-Cap Growth Fund, Inc. as of July 31, 2008, and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in the Prospectuses and "SHAREHOLDER SERVICES - Statements and Reports", "GENERAL INFORMATION - Independent Registered Public Accounting Firm", and "FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statements of Additional Information.

                                                             /s/ KPMG LLP


New York, New York
October 29, 2008